Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

August 5, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE SECOND QUARTER 2008

•	Net Income for the Second Quarter of 2008 Totaled $1.5 million
•	Book Value per Share $29.69; Tangible Book Value per Share $20.77

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced net income for the second quarter 2008 was $1.5 million ($0.38 per diluted share) compared to second quarter 2007 net income of $1.7 million ($0.42 per diluted share). The results for the second quarter of 2008 are due to the following:
o	$2.0 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$2.1 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$1.8 million of operating and transaction expenses at the holding company, and an income tax expense of $0.9 million.

Mark Ruh, President and Chief Operating Officer, stated, "White River had another solid quarter during continued difficult economic conditions. Delinquency and charge-off trends were favorable for both the Coastal Credit and UAC portfolios. Coastal Credit’s net charge offs increased slightly during the second quarter while 30+ day delinquency remained relatively stable at 4.0% at June 30, 2008 compared to 3.8% at March 31, 2008 and 4.1% at December 31, 2007. Coastal Credit’s allowance for loan losses to total loans was 7.02% on both June 30 and March 31, 2008 compared to 7.04% on December 31, 2007.”

Mr. Ruh continued, “The UAC portfolio continues to liquidate as expected and net portfolio recoveries have continued for seventeen straight months. The remaining UAC portfolio is $4.2 million and we project less than $1 million of receivables remaining by December 31, 2008. Holding company expenses were approximately $1 million greater than normal due to transaction costs incurred for the pending merger with First Chicago Bancorp of Itasca, Illinois and the payment of performance awards not associated with the transaction. We expect the transaction with First Chicago Bancorp to close in the fourth quarter 2008.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $115.0 million and tangible equity is now $80.4 million.  These values translate into a book value per share of $29.69 and a tangible book value per share of $20.77. Our tangible equity is now 64.6% of tangible assets.”

PROVISION FOR ESTIMATED CREDIT LOSSES

The provision for estimated credit losses was $1.6 million compared to $0.9 million for the quarters ended June 30, 2008 and 2007, respectively.

The following table documents the quarterly provision and allowance for loan losses at Coastal Credit:

	Quarterly Provision (in millions)	Allowance for Loan Losses
2nd Quarter 2008	$1.9	7.02%
1st Quarter 2008	$1.6	7.02%
4th Quarter 2007	$3.2	7.04%
3rd Quarter 2007	$2.0	6.28%
2nd Quarter 2007	$1.7	5.84%
1st Quarter 2007	$1.4	5.97%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

The recovery at UAC for the second quarter of 2008 was $0.2 million compared to a recovery for the second quarter of 2007 of $0.8 million, respectively. The decrease in recovery reflects the shrinking UAC portfolio and the reduction in reserves necessary during the portfolio liquidation.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit and UAC portfolios:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	June 30, 2008		December 31, 2007
	$	%	$	%

Finance receivables - gross balance	$102,976		$101,948

Delinquencies:
30-59 days	$1,209	1.2%	$1,564	1.5%
60-89 days	1,008	1.0%	1,002	1.0%
90+ days	1,900	1.8%	1,626	1.6%
Total delinquencies	$4,117	4.0%	$4,192	4.1%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Balance at beginning of period	$6,810	$5,694	$6,810	$5,694
Charge-offs, net of recoveries	(1,729)	(1,605)	(3,338)	(3,045)
Provision for estimated credit losses	1,854	1,695	3,463	3,135

Balance at the end of the period	$6,935	$5,784	$6,935	$5,784

Net charge-offs	$1,729	$1,605	$3,338	$3,045
Finance receivables, net of unearned finance charges	$98,852	$99,029	$98,852	$99,029

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.02%	5.84%	7.02%	5.84%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	7.00%	6.48%	6.75%	6.15%

Allowance for loan losses as a percent of annualized net charge-offs	100.3%	90.1%	104.0%	95.0%

Union Acceptance Company LLC
Delinquency Rates - Finance Receivables
(in thousands except percentages)

	June 30, 2008		December 31, 2007
	$	%	$	%

Finance receivables principal balance	$4,187		$12,572

Delinquencies:
30-59 days	$506	12.1%	$1,179	9.4%
60-89 days	166	4.0%	467	3.7%
90+ days	51	1.2%	149	1.2%
Total delinquencies	$723	17.3%	$1,795	14.3%

Union Acceptance Company LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Balance at the beginning of period	$13	$881	$222	$1,617
Charge-offs	(168)	(627)	(499)	(1,714)
Recoveries	399	900	933	2,054
Recovery for estimated credit losses	(234)	(832)	(646)	(1,635)

Balance at the end of the period	$10	$322	$10	$322

Net recoveries	$(231)	$(273)	$(434)	$(340)
Finance receivables	$4,187	$10,755	$4,187	$10,755

Allowance for loan losses as a percent of finance receivables	0.24%	2.99%	0.24%	2.99%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 20 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $98.9 million at June 30, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $4.2 million in non-prime auto receivables, as of June 30, 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the “SEC”), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2007,
o	its Proxy Statement on Schedule 14A dated April 10, 2008, and
o	its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River’s prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	June 30, 2008	December 31, 2007

Cash and cash equivalents	$3,154	$3,785
Finance receivables—net	85,135	90,725
Goodwill	34,536	34,536
Deferred tax assets—net	35,042	36,031
Other assets	1,185	1,488

TOTAL	$159,052	$166,565

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$41,500	$50,000
Accrued interest	184	351
Creditor notes payable	450	1,324
Other payables and accrued expenses	1,942	2,093

Total liabilities	44,076	53,768

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized
3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized
20,000,000 shares; 3,872,133 and 3,843,087
issued and outstanding at June 30, 2008 and
December 31, 2007, respectively	180,308	179,976
Warrants, 150,000 outstanding at June 30, 2008
and December 31, 2007, respectively	534	534
Accumulated other comprehensive income, net of taxes	1,066	4,437
Accumulated deficit	(66,932)	(72,150)

Total shareholders’ equity	114,976	112,797

TOTAL	$159,052	$166,565

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	June 30,	December 31,
	2008	2007

Total shareholders’ equity	$114,976	$112,797
Less goodwill	(34,536)	(34,536)
Tangible book value	$80,440	$78,261

Shares outstanding	3,872,133	3,843,087

Book value per share	$29.69	$29.35
Tangible book value per share	$20.77	$20.36

Assets	$159,052	$166,565
Tangible assets	$124,516	$132,029

Equity/ assets	72.3%	67.7%
Tangible equity/ tangible assets	64.6%	59.3%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
INTEREST:
Interest on receivables	$7,667	$8,138	$15,737	$16,286
Accretion and other interest	1,765	966	5,330	11,283

Total interest income	9,432	9,104	21,067	27,569

Interest expense	(643)	(1,548)	(1,475)	(3,539)

Net interest margin	8,789	7,556	19,592	24,030

Provision for estimated credit losses	(1,619)	(862)	(2,817)	(1,500)

Net interest margin after provision for estimated credit losses	7,170	6,694	16,775	22,530

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,349)	(2,010)	(4,643)	(4,152)
Third party servicing expense	(72)	(136)	(187)	(354)
Other operating expenses	(2,279)	(1,499)	(3,689)	(2,818)
Bankruptcy costs	-	-	-	(6)
Charge to Master Trust—net	-	(429)	-	(1,490)
Change in fair market valuation of creditor notes payable	(2)	50	(47)	(187)
Gain from deficiency account sale	(1)	(19)	158	22
Other income (expense)	(94)	(66)	(127)	75

Total other revenues (expenses)	(4,797)	(4,109)	(8,535)	(8,910)

INCOME BEFORE INCOME TAXES	2,373	2,585	8,240	13,620

INCOME TAX EXPENSE	(880)	(925)	(3,021)	(4,949)

NET INCOME	$1,493	$1,660	$5,219	$8,671

NET INCOME PER COMMON SHARE (BASIC)	$0.39	$0.43	$1.35	$2.26

NET INCOME PER COMMON SHARE (DILUTED)	$0.38	$0.42	$1.33	$2.20

BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,872,133	3,842,287	3,867,820	3,839,080

DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,928,612	3,949,069	3,934,438	3,940,983